Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Proxy Statement and Amendment No. 2 to the Registration Statement on Form S-4 of enherent Corp. under the heading “Experts” and to the inclusion of our report dated April 30, 2004 (December 15, 2004 with respect to Note R) relating to our audits of the consolidated financial statements of Dynax Solutions, Inc. and Subsidiaries as at December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003.

/S/    CORNICK, GARBER & SANDLER, LLP

January 26, 2005